CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS




Spectrum Organic Products, Inc.
5341 Old Redwood Highway, Suite 400
Petaluma, California  94954


Gentlemen:

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 21, 2003, relating to the financial statements and schedules of Spectrum Organic Products, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the caption "Experts" in the Prospectus.






/s/  BDO SEIDMAN, LLP
----------------------------
     BDO SEIDMAN, LLP


San Francisco, California
September 29, 2003